Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-125332) on Form S-8 of The Home Depot, Inc. of our report dated June 24, 2026, with respect to the financial statements and the supplemental schedule of The Home Depot FutureBuilder.

/s/ KPMG LLP

Atlanta, Georgia
June 24, 2026